UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2017

SOFTECH, INC.
(Exact name of the Registrant as specified in its charter)

Massachusetts	0-10665	04-2453033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Suffolk Street, Suite 415, Lowell, MA 01854
(Address of principal executive offices and zip code)

Telephone (978) 513-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

SofTech, Inc., (the “Company”) has contracted with Hilco Streambank and Modern IP, LLC (“Agents”) to offer specified intellectual property and other intangible assets (the “IP”) through a formalized bidding process. The IP includes SofTech’s ticker symbol “SOFT”, its url www.softech.com and the SofTech trademark. In addition, it is offering its public entity including certain tax assets. The Hilco Streambank press release announcing the sale process is attached as Exhibit 99.1 hereto.

In March 2011, the current management team (CEO and VP of Business Development) completed a transaction (the “Recapitalization Transaction”) in which a group of eight investors purchased 39% of the Company’s common stock, arranged for debt facilities of $3.2 million and negotiated for a $7.6 million debt reduction from Greenleaf Capital, Inc., at that time, the Company’s sole lender and largest shareholder.

A core tenet of the management team’s strategy following the Recapitalization Transaction has been to actively consider ways to monetize some or all of SofTech’s assets and to pursue new strategic initiatives, such as potential business combinations, sale transactions, development of new product offerings, filing of new patent ideas and strategic partnerships.

Since the Recapitalization Transaction, the Company has taken the following actions consistent with this strategy:

•Sold the AMT product line, a division that developed and marketed CAD and CAM technology to the Tool & Dies industry, in May 2011 in exchange for cash;

•Sold the existing CAD and PLM patents in June and September 2012 in exchange for cash and a percent of future funds recovered;

•Filed three patents and acquired the rights to another;

•Developed and launched the Connector product line described hereunder;

•Sold the CADRA product line in October 2013 in exchange for cash and a percent of future revenues;

•Developed a new data management product for the residential property market called HomeView; and

•Sold the ProductCenter and Connector technologies in October 2016 in exchange for cash and contingent payments based on achievement of specified revenue thresholds.

The Company has determined that the formalized bidding process for the above specified SofTech related IP is a fair and reasonable means of determining the market value for these assets. The Agents will earn a contingent fee based on the proceeds from the sale.

There can be no assurance of the proceeds that may derive from this sale process or if any buyers will be interested in bidding on the IP and completing the transaction.

Item 9.01 Exhibit Index

99.1 Press Release Issued on September 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SofTech, Inc.

Date: September 20, 2017	By:	/s/ Joseph P. Mullaney
Joseph P. Mullaney Chief Executive Officer